Exhibit 99.1

Heartland Payment Systems
90 Nassau Street
Princeton, NJ 08542
888.798.3131
HeartlandPaymentSystems.com

HEARTLAND PAYMENT SYSTEMS® AND AMERICAN EXPRESS AGREE

TO $3.6 MILLION INTRUSION SETTLEMENT

Settlement marks first agreement with a card brand related to 2008 intrusion

Princeton, NJ — December 17, 2009 — Heartland Payment Systems® (NYSE: HPY), one of the nation’s largest payments processors, today announced a settlement agreement with American Express (NYSE: AXP) related to the 2008 criminal breach of Heartland’s payment system environment. Under the agreement, Heartland will pay American Express $3.6 million, resolving all intrusion-related issues between the two parties.

“We are pleased to have reached an equitable settlement with American Express,” commented Bob Carr, Heartland’s chairman and chief executive officer. “This settlement marks the first agreement with a card brand related to the intrusion.”

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About Heartland Payment Systems

Heartland Payment Systems, Inc. (NYSE: HPY), the 5th largest payments processor in the United States, delivers credit/debit/prepaid card processing, payroll, check management and payments solutions to more than 250,000 business locations nationwide. Heartland is the founding supporter of The Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. For more information, please visit HeartlandPaymentSystems.com, MerchantBillOfRights.com, CostOfABurger.com and E3secure.com.

Contacts

Leanne Scott Brown	Nancy Gross

Vault Communications	Heartland Payment Systems

610.455.2742	888.798.3131 x2202

LBrown@VaultCommunications.com	Nancy.Gross@e-hps.com